EXHIBIT 4.1

                                     WARRANT

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

VOID AFTER 5:00 P.M., ON SEPTEMBER 30, 2011, OR IF NOT A BUSINESS DAY, AS DEFINED HEREIN, AT 5:00 P.M., ON THE NEXT FOLLOWING BUSINESS DAY.



                               WARRANT TO PURCHASE

            FIVE HUNDRED THIRTY-NINE THOUSAND ONE HUNDRED TWENTY TWO
                                    (539,122)

                             SHARES OF COMMON STOCK

                                       OF

              TRANSPORTATION COMPONENTS, INC., D/B/A TRANSCOM USA,
                             A DELAWARE CORPORATION



      Reference is made to that certain Second Amended and Restated Credit Agreement dated as of January 19, 2001, but effective as of September 30, 2000, among Transportation Components, Inc. d/b/a TransCom USA, a corporation organized under the laws of the State of Delaware (the "COMPANY"), as borrower, certain institutions defined therein as "LENDERS," and Bank One, N.A., in its capacity as contractual representative for itself and the other Lenders (the "AGENT") (as previously, now or hereafter renewed, extended, modified, supplemented, amended and/or restated from time to time, the "CREDIT AGREEMENT"). This certifies that, for good, fair and valuable consideration, the receipt, adequacy and reasonable equivalency of which are hereby acknowledged, Agent and its registered assigns (collectively, the "WARRANTHOLDER"), is entitled to purchase from the Company, subject to the terms and conditions hereof, at any time on or after 12:01 a.m., on September 30, 2001 and before 5:00 p.m., on September 30, 2011 (or, if such day is not a Business Day, at or before 5:00 p.m., on the next following Business Day), up to FIVE HUNDRED THIRTY-NINE THOUSAND ONE HUNDRED TWENTY TWO (539,122) fully paid and nonassessable shares of Common Stock of the Company at the Exercise Price (as defined herein). The Exercise Price and the number of shares purchasable hereunder are subject to adjustment from time to time as hereinafter provided.

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                                   ARTICLE 1

                               DEFINITION OF TERMS

      Reference is made to SECTION 7.11 for certain general rules of construction and interpretation. As used in this Warrant, the following capitalized terms shall have the following respective meanings:

      1.1 AUTHORITY: Any (i) local, state, territorial, federal or foreign judicial, executive, regulatory, administrative, legislative or governmental agency, board, bureau, authority, intellectual property registry, adjudicatory forum, tribunal, commission, department or other instrumentality,
(ii) arbitrator or arbitration board or panel or (iii) central bank.

      1.2 BUSINESS DAY: A day other than a Saturday, Sunday or other day on which banks in the City of Chicago, Illinois are authorized by law to remain closed.

      1.3 COMMON STOCK: Common Stock, $0.01 par value, of the Company.

      1.4 COMMON STOCK EQUIVALENTS: Securities that are convertible into or exercisable for shares of Common Stock.

      1.5 DEMAND REGISTRATION: See Section 6.2.

      1.6 ENTITY: A corporation, limited liability company, association, partnership of any kind, organization, trust, joint venture or other entity.

      1.7 EXCHANGE ACT: The Securities Exchange Act of 1934, as amended.

      1.8 EXERCISE PRICE: Fifty-three cents ($0.53) per Warrant Share, being the Fair Market Value of the Common Stock as of January 19, 2001 (I.E., the 30-day measurement in the definition of "FAIR MARKET VALUE" will end January 16, 2001), subject to adjustment from time to time pursuant hereto.

      1.9 EXPIRATION DATE: 5:00 p.m., on September 30, 2011, or if such day is not a Business Day, the next succeeding day which is a Business Day.

      1.10 FAIR MARKET VALUE: For the Common Stock:

            1.10.1 If traded on a securities exchange, the average of the closing prices of the Common Stock on such exchange over the 30-day period ending three Business Days prior to the date in question;

            1.10.2 If traded on the Nasdaq Stock Market or the Nasdaq SmallCap Market, the average of the last reported sales prices of the Common Stock on such Market over the 30-day period ending three Business Days prior to the date in question;

                                  Page 2 of 25
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            1.10.3 If traded over-the-counter, the average of the closing bid prices of the Common Stock over the 30-day period ending three Business Days prior to the date in question; and

            1.10.4 If there is no public market for the Common Stock, then Fair Market Value shall be determined as of the date in question by mutual agreement of the Warrantholder and the Company, and if the Warrantholder and the Company are unable to so agree, at the Company's sole expense, by an investment banker of national reputation selected by the Company and reasonably acceptable to the Warrantholder.

      1.11 HOLDER: A Holder of Registrable Securities.

      1.12 NASD: National Association of Securities Dealers, Inc.

      1.13 NASDAQ: NASD's automated quotation system.

      1.14 NET ISSUANCE EXERCISE DATE: See SECTION 2.3.2.

      1.15 NET ISSUANCE RIGHT: See SECTION 2.4.2.

      1.16 NET ISSUANCE WARRANT SHARES: See SECTION 2.4.2.

      1.17 PERSON: A person, trustee, estate, custodian, executor, administrator, nominee, representative, sole proprietorship, employee benefit plan, Entity or Authority.

      1.18 PIGGYBACK REGISTRATION: See Section 6.1.

      1.19 PROSPECTUS: Any prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement, or to which a Term Sheet (as defined in Rule 434 under the Securities Act) relates, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all materials incorporated by reference in such Prospectus.

      1.20 PUBLIC OFFERING: A public offering of any of the Company's equity or debt securities pursuant to a Registration Statement under the Securities Act.

      1.21 REGISTRABLE SECURITIES: Any Warrant Shares that have been issued (or would have been issued if this Warrant had been exercised in whole or in part prior to the time in question) to Agent, and/or its designees or transferees and/or other securities that may be or are issued by the Company upon exercise of the Warrants, including those which may thereafter be issued by the Company in respect of any such securities by means of any stock splits, stock dividends, recapitalizations, reclassifications or the like, and as adjusted pursuant hereto, provided, however, that as to any particular security contained in Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement; or (ii) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act.

                                  Page 3 of 25
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      1.22 REGISTRATION EXPENSES: Any and all expenses incurred in connection with any registration or action incident to performance of or compliance by the Company with Article 6, including (i) all SEC, national securities exchange and NASD registration and filing fees; all listing fees and all transfer agent fees;
(ii) all fees and expenses of complying with state securities or blue sky laws (including the fees and disbursements of counsel of the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) all printing, mailing, messenger and delivery expenses; (iv) all fees and disbursements of counsel for the Company and of its accountants, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance; and (v) any disbursements of underwriters customarily paid by issuers or sellers of securities including the reasonable fees and expenses of any special experts retained by the underwriters in connection with the requested registration, but excluding underwriting discounts and commissions, brokerage fees and transfer taxes, if any, and fees of counsel or accountants retained by the Holders of Registrable Securities to advise them in their capacity as Holders of Registrable Securities.

      1.23 REGISTRATION STATEMENT: Any registration statement of the Company filed with the SEC which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including all amendments (including post-effective amendments) and supplements thereto, all exhibits thereto and all material incorporated therein by reference.

      1.24 SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act and the Exchange Act.

      1.25 SECURITIES ACT: The Securities Act of 1933, as amended.

      1.26 SHORT FORM: Form S-3 under the Securities Act, and any other form promulgaged after the date of this Warrant applicable in circumstances substantially comparable to Form S-3, regardless of its designation.

      1.27 SHORT FORM ELIGIBILITY DATE: The first date after the Company becomes subject to the reporting requirements of the Exchange Act on which the Company is a registrant entitled to use a Short Form under the Securities Act to register Registrable Securities.

      1.28 TIME REFERENCES: All time references herein are references to Chicago, Illinois time unless specified otherwise.

      1.29 20% HOLDERS: At any time when a Demand Registration is requested, the Holder and/or the holders of Warrant Shares who hold, or have the right to acquire, as the case may be, not less than 20% of the combined total of Warrant Shares issuable and Warrant Shares outstanding (other than Warrant Shares which are no longer Registrable Securities by reason of the proviso to the definition of the term "Registrable Securities") at the time such Demand Registration is requested.

      1.30 WARRANT SHARES: Common Stock purchased or purchasable upon exercise or conversion of the Warrants.

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
      1.31 WARRANTHOLDER: The Person(s) to whom this Warrant is originally issued, or any successor in interest thereto, or any assignee or transferee thereof, in whose name this Warrant is registered upon the books to be maintained by the Company for that purpose.

      1.32 WARRANTS: This Warrant and all other warrants that may be issued in its place, originally issued as set forth in the definition of Registrable Securities.

                                   ARTICLE 2

                        DURATION AND EXERCISE OF WARRANT

      2.1 AUTOMATIC DEFEASANCE OF WARRANT. This Warrant shall be automatically cancelled and terminated and shall be of no further force and effect if, prior to September 30, 2001, the Obligations under and as defined in the Credit Agreement are paid and performed in full, no Letters of Credit are outstanding under the Credit Agreement, and the Lenders have no further commitments or obligations under the Credit Agreement. If this Warrant is not cancelled and terminated pursuant to the preceding sentence, the Warrantholder will be entitled to have this Warrant reissued without this SECTION 2.1. If this Warrant is cancelled and terminated under the first sentence of this SECTION 2.1, then the Warrantholder, promptly after September 30, 2001, shall surrender this Warrant to the Company. On or after September 30, 2001, any Person shall be entitled to rely conclusively on a written statement by the Agent that this Warrant was not cancelled and terminated pursuant to the first sentence of this
SECTION 2.1.

      2.2 DURATION OF WARRANT. The Warrantholder may exercise this Warrant at any time and from time to time after 12:01 a.m., on September 30, 2001 and before the Expiration Date. If this Warrant is not exercised on the Expiration Date, it shall become void, and all rights hereunder shall thereupon cease.

      2.3 METHOD OF EXERCISE.

            2.3.1 The Warrantholder may exercise this Warrant, in whole or in part, by presentation and surrender of this Warrant to the Company at its corporate office at Three Riverway, Suite 200, Houston, Texas 77056, or at the office of its stock transfer agent, if any, with the Exercise Form annexed hereto duly executed and, in the event of an exercise for cash pursuant to Section 2.4.1, accompanied by payment of the full Exercise Price for each Warrant Share to be purchased.

            2.3.2 Upon receipt of this Warrant with the Exercise Form fully executed and, in the event of an exercise for cash pursuant to Section 2.4.1, accompanied by payment of the aggregate Exercise Price for the Warrant Shares for which this Warrant is then being exercised, the Company shall cause to be issued certificates for the total number of whole shares of Common Stock for which this Warrant is being exercised (adjusted to reflect the effect of the anti-dilution provisions contained herein) in such denominations as are requested for delivery to the Warrantholder, and the Company shall thereupon deliver such certificates to the Warrantholder. A net issuance exercise pursuant to Section 2.4.2 shall be effective upon receipt by the Company of this Warrant together with the aforesaid written statement, or on such later date as is specified therein (the "NET ISSUANCE EXERCISE DATE"), and, at the election of the Holder hereof, may be made contingent upon the closing of the sale of the Warrant Shares in a Public Offering. The

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      Warrantholder shall be deemed to be the holder of record of the shares of
      Common Stock issuable upon such exercise as of the time of receipt of the Exercise Form and payment in accordance herewith, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to the Warrantholder. If at the time this Warrant is exercised, a Registration Statement is not in effect to register under the Securities Act the Warrant Shares issuable upon exercise of this Warrant, the Company may require the Warrantholder to make such representations, and may place the legends on certificates representing the Warrant Shares, as may be customary to permit the Warrant Shares to be issued without such registration.

            2.3.3 In case the Warrantholder shall exercise this Warrant with respect to less than all of the Warrant Shares that may be purchased under this Warrant, the Company shall execute as of the exercise date (or, if later, the Net Issuance Exercise Date) a new warrant in the form of this Warrant for the balance of such Warrant Shares and deliver such new warrant to the Warrantholder within thirty (30) days following the exercise date (or, if later, the Net Issuance Exercise Date).

            2.3.4 The Company shall pay any and all stock transfer and similar taxes which may be payable in respect of the issuance of any Warrant Shares.

      2.4 EXERCISE OF WARRANT.

            2.4.1 EXERCISE FOR CASH. This Warrant may be exercised by the Holder by delivery of payment to the Company, for the account of the Company, by cash, by certified or bank cashier's check or by wire transfer, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America.

            2.4.2 RIGHT TO EXERCISE ON A NET ISSUANCE BASIS. In lieu of exercising this Warrant for cash pursuant to Section 2.4.1, the Holder shall have the right to exercise this Warrant or any portion thereof (the "NET ISSUANCE RIGHT") into shares of Common Stock as provided in this
      Section 2.4.2 at any time or from time to time during the period specified in Section 2.2 by the surrender of this Warrant to the Company with a duly executed and completed Exercise Form marked to reflect net issuance exercise. Upon exercise of the Net Issuance Right with respect to a particular number of shares subject to this Warrant and noted on the Exercise Form (the "NET ISSUANCE WARRANT SHARES"), the Company shall deliver to the Holder (without payment by the Holder of any Exercise Price or any cash or other consideration) (X) that number of shares of fully paid and nonassessable Common Stock equal to the quotient obtained by dividing the value of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date, which value shall be determined by subtracting (A) the aggregate Exercise Price of the Net Issuance Warrant Shares immediately prior to the exercise of the Net Issuance Right from
      (B) the aggregate Fair Market Value of the Net Issuance Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the Net Issuance Exercise Date (as herein defined) by (Y) the Fair Market Value of one share of Common Stock on the Net Issuance Exercise Date (as herein defined).

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      Expressed as a formula, such net issuance exercise shall be computed as follows:

      X = B-A
          ---
           Y

            Where:

            X = the number of shares of Common Stock that may be issued to the Holder

            Y = the Fair Market Value ("FMV") of one share of Common Stock as of the Net Issuance Exercise Date

            A = the aggregate Exercise Price (I.E., the product determined by multiplying the Net Issuance Warrant Shares by the Exercise Price)

            B  =  the   aggregate  FMV  (I.E.,   the  product   determined  by
            multiplying the FMV by the Net Issuance Warrant Shares)

      2.5 RESERVATION OF SHARES. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant. All such shares shall be duly authorized, and when issued upon such exercise and payment of the Exercise Price, shall be validly issued, fully paid and non-assessable, free and clear of all preemptive and other similar rights.

      2.6 FRACTIONAL SHARES. The Company shall not be required to issue any fraction of a share of its capital stock in connection with the exercise of this Warrant, and in any case where the Warrantholder would, except for the provisions of this Section 2.6, be entitled under the terms of this Warrant to receive a fraction of a share upon the exercise of this Warrant, the Company shall, upon the exercise of this Warrant, pay to the Warrantholder an amount in cash equal to the Fair Market Value of such fractional share as of the exercise date (or, if applicable and a later date, the Net Issuance Exercise Date).

      2.7 LISTING. Prior to the issuance of any shares of Common Stock upon exercise of this Warrant, the Company shall secure the listing of such shares of Common Stock upon each national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of this Warrant) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of this Warrant; and the Company shall so list on each national securities exchange or automated quotation system, and shall maintain such listing of, any other shares of capital stock of the Company issuable upon the exercise of this Warrant if and so long as any shares of the same class shall be listed on such national securities exchange or automated quotation system.

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                                    ARTICLE 3

     ADJUSTMENT OF SHARES OF COMMON STOCK PURCHASABLE AND OF EXERCISE PRICE

      The Exercise Price and the number and kind of Warrant Shares shall be subject to adjustment from time to time upon the happening of certain events as provided in this Article 3.

      3.1 MECHANICAL ADJUSTMENTS.

            3.1.1 If at any time prior to the exercise of this Warrant in full, the Company shall (i) declare a dividend or make a distribution on the Common Stock payable in shares of its capital stock (whether shares of Common Stock or of capital stock of any other class); (ii) subdivide, reclassify or recapitalize its outstanding Common Stock into a greater number of shares; (iii) combine, reclassify or recapitalize its outstanding Common Stock into a smaller number of shares; or (iv) issue any shares of its capital stock by reclassification of its Common Stock (including any such reclassification in connection with a consolidation or a merger in which the Company is the continuing Entity), the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted so that the Warrantholder shall be entitled to receive the aggregate number and kind of shares which, if this Warrant had been exercised in full immediately prior to such event, the Warrantholder would have owned upon such exercise and been entitled to receive by virtue of such dividend, distribution, subdivision, combination, reclassification or recapitalization. Any adjustment required by this Section 3.1.1 shall be made effective immediately after the record date, in the case of a dividend or distribution, or the effective date, in the case of a subdivision, combination, reclassification or recapitalization.

            3.1.2 If any time prior to the exercise of this Warrant in full, the Company shall fix a record date for the issuance or making of a distribution to all holders of the Common Stock (including any such distribution to be made in connection with a consolidation or merger in which the Company is to be the continuing Entity) of evidences of its indebtedness, any other securities of the Company or any cash, property or other assets (excluding a combination, reclassification or recapitalization referred to in Section 3.1.1) (a "SPECIAL DIVIDEND"), the Company will give to the Warrantholder sixty (60) days prior written notice of any Special Dividend, and, irrespective of the record date for such Special Dividend, the Warrantholder shall be entitled to exercise this Warrant in whole or in part contemporaneously with the distribution of the Special Dividend and receive the portion of the Special Dividend to which it is entitled as the holder of Common Stock.

            3.1.3 If any time prior to the exercise of this Warrant in full, the Company shall issue any securities exercisable or exchangeable for, or convertible into, shares of Common Stock (a "CONVERTIBLE SECURITIES ISSUANCE") for an exercise, exchange or conversion price (collectively, the "CONVERSION PRICE"), which, together with the issuance consideration (the "ISSUANCE CONSIDERATION") for such securities, is less than the Fair Market Value of the Common Stock on the date of the Convertible Securities Issuance, the number of Warrant Shares shall be increased immediately after the Convertible Securities Issuance to a number determined as follows:

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                  (a) First, multiply the Exercise Price by a fraction, the
            numerator of which shall be the sum of the Issuance Consideration and the Conversion Price and the denominator of which shall be the Fair Market Value per share of the Common Stock, and the product thereby obtained, for purposes of this SECTION 3.1.3, is herein called the "HYPOTHETICAL PRICE".

                  (b) Then, multiply the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the Convertible Securities Issuance by the Exercise Price, divide the product so obtained by the Hypothetical Price, and the resulting quotient will be the increased number of Warrant Shares subject to this Warrant.

            3.1.4 If any time prior to the exercise of this Warrant in full, the Company shall issue any shares of Common Stock (a "NEW ISSUANCE") for a price (the "NEW ISSUANCE PRICE") less than the Fair Market Value of the Common Stock on the date of the New Issuance, the number of Warrant Shares shall be increased immediately after the New Issuance to a number determined as follows:

                  (a) First, multiply the Exercise Price by a fraction, the
            numerator of which shall be the New Issuance Price and the denominator of which shall be the Fair Market Value of the Common Stock on the date of the New Issuance, and the product thereby obtained, for purposes of this SECTION 3.1.4, is herein called the "HYPOTHETICAL PRICE".

                  (b) Then, multiply the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to the New Issuance by the Exercise Price, divide the product so obtained by the Hypothetical Price, and the resulting quotient will be the increased number of Warrant Shares subject to this Warrant.

            3.1.5 If at any time prior to the exercise of this Warrant in full, the Company shall make a distribution to all holders of the Common Stock of stock of a subsidiary or securities convertible into or exercisable for such stock, the Company will give to the Warrantholder sixty (60) days prior written notice of any such distribution, and, irrespective of the record date for such distribution, the Warrantholder shall be entitled to exercise this Warrant in whole or in part contemporaneously with the actual distribution prior to such distribution and receive the portion of the distribution to which it is entitled as the holder of Common Stock.

            3.1.6 In the event that at any time, as a result of any adjustment made pursuant to Section 3.1.1, the Warrantholder thereafter shall become entitled to receive any shares of the Company other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section 3.1.

            3.1.7 In case any event shall occur as to which the other provisions of this Article 3 are not strictly applicable but as to which the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles hereof then, in each such case, the Warrantholders representing the right to purchase a

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      majority of the Warrant Shares subject to all outstanding Warrants may appoint a firm of independent public accountants of recognized national standing reasonably acceptable to the Company, which shall give their opinion as to the adjustment, if any, on a basis consistent with the essential intent and principles established herein, necessary to preserve the purchase rights represented by the Warrants. Upon receipt of such opinion, the Company will promptly mail a copy thereof to the Warrantholder and shall make the adjustments described therein. The fees and expenses of such independent public accountants shall be borne by the Company.

            3.1.8 If, as a result of an adjustment made pursuant to this Article 3, the Holder of any Warrant thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock or shares of Common Stock and other capital stock of the Company, the Board of Directors (whose determination shall be conclusive and shall be described in a written notice to the Holder of any Warrant promptly after such adjustment) shall determine the allocation of the adjusted Exercise Price between or among shares or such classes of capital stock or shares of Common Stock and other capital stock.

      3.2 NOTICES OF ADJUSTMENT. Whenever the number of Warrant Shares or the Exercise Price is adjusted as herein provided, the Company shall prepare and deliver forthwith to the Warrantholder a certificate signed by its President, and by any Vice President, Treasurer or Secretary, setting forth the adjusted number of shares purchasable upon the exercise of this Warrant and the Exercise Price of such shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which adjustment was made.

      3.3 PRESERVATION OF PURCHASE RIGHTS IN CERTAIN TRANSACTIONS. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in case of any consolidation or merger of the Company with or into another Entity (other than merger with a subsidiary in which the Company is the continuing Entity and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in the case of any sale, lease, transfer or conveyance to another Entity of a substantial part of the property and assets of the Company, the Holder of this Warrant shall have the right thereafter to receive on the exercise of this Warrant the kind and amount of securities, cash or other property which the Holder would have owned or have been entitled to receive immediately after such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance had this Warrant been exercised immediately prior to the effective date of such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and in any such case, if necessary, appropriate adjustment shall be made in the application of the provisions set forth in this Article 3 with respect to the rights and interests thereafter of the Holder of this Warrant to the end that the provisions set forth in this Article 3 shall thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant. The provisions of this Section 3.3 shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, statutory exchanges, sales or conveyances. The issuer of any shares of stock or other securities or property thereafter deliverable on the exercise of this Warrant shall be responsible for all of the agreements and obligations of the Company hereunder. Notice of any such reorganization, reclassification, consolidation, merger, statutory exchange, sale or conveyance and of said provisions so proposed to be made, shall be mailed to the Holders of the

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Warrants not less than 30 days prior to such event. A sale of all or substantially all of the assets of the Company for a consideration consisting primarily of securities shall be deemed a consolidation or merger for the foregoing purposes.

      3.4 FORM OF WARRANT AFTER ADJUSTMENTS. The form of this Warrant need not be changed because of any adjustments in the Exercise Price or the number or kind of the Warrant Shares, and Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued.

      3.5 TREATMENT OF WARRANTHOLDER. Prior to due presentment for registration of transfer of this Warrant, the Company may deem and treat the Warrantholder as the absolute owner of this Warrant (notwithstanding any notation of ownership or other writing hereon) for all purposes and shall not be affected by any notice to the contrary.

                                   ARTICLE 4

              OTHER PROVISIONS RELATING TO RIGHTS OF WARRANTHOLDER

      4.1 NOTICE TO WARRANTHOLDERS.

            4.1.1 The Company shall give notice to the Warrantholder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

                  (a) the Company shall authorize the payment of any dividend payable in any securities upon shares of Common Stock or authorize the making of any distribution to all holders of Common Stock;

                  (b) the Company shall authorize the issuance to all holders of
            Common Stock of any additional shares of Common Stock or Common Stock Equivalents or of rights, options or warrants to subscribe for or purchase Common Stock or Common Stock Equivalents or of any other subscription rights, options or warrants;

                  (c) the Company shall authorize any event which may entitle the Warrantholder to an adjustment pursuant to Section 3.1;

                  (d) a dissolution, liquidation or winding up of the Company shall be proposed; or

                  (e) a capital reorganization or reclassification of the Common
            Stock (other than a subdivision or combination of the outstanding Common Stock) or any consolidation or merger of the Company with or into another Entity (other than a consolidation or merger in which the Company is the continuing Entity and that does not result in any reclassification or change of Common Stock outstanding) or in the case of any sale or conveyance to another Entity of the property of the Company as an entirety or substantially as an entirety.

            4.1.2 Such giving of notice shall be initiated (i) at least thirty
      (30) days prior to the date fixed as a record date or effective date or 30 days prior to the date of closing of the Company's stock transfer books for the determination of the shareholders entitled to such dividend, distribution or subscription rights, or for the determination of the shareholders entitled to vote on such proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up. Such notice shall specify such record date or the date of closing the stock transfer books, as the case may be. Failure to provide such notice shall not affect the validity of any action taken in connection with such dividend, distribution or subscription rights, or proposed merger, consolidation, sale, conveyance, dissolution, liquidation or winding up.

      4.2 LOST, STOLEN, MUTILATED OR DESTROYED WARRANTS. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its reasonable judgment impose (which may, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as, and in substitution for, this Warrant.

                                   ARTICLE 5

   SPLIT-UP, COMBINATION, EXCHANGE AND TRANSFER OF WARRANTS AND WARRANT SHARES

      5.1 SPLIT-UP, COMBINATION AND EXCHANGE OF WARRANTS. This Warrant may be split up, combined or exchanged for another Warrant or Warrants containing the same terms to purchase a like aggregate number of Warrant Shares. If the Warrantholder desires to split up, combine or exchange this Warrant, he or it shall make such request in writing delivered to the Company and shall surrender to the Company this Warrant and any other Warrants to be so split-up, combined or exchanged. Upon any such surrender for a split-up, combination or exchange, the Company shall execute and deliver to the Person entitled thereto a Warrant or Warrants, as the case may be, as so requested. The Company shall not be required to effect any split-up, combination or exchange which will result in the issuance of a Warrant entitling the Warrantholder to purchase upon exercise a fraction of a share of Common Stock or a fractional Warrant. The Company may require such Warrantholder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split-up, combination or exchange of Warrants.

      5.2 RESTRICTIONS ON TRANSFER, RESTRICTIVE LEGENDS.

            5.2.1 Except as otherwise permitted by this Section 5.2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant issued pursuant to Section 5.1 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

            "THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

            5.2.2 Except as otherwise permitted by this Section 5.2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT."

            5.2.3 Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if (i) the issuance of such Warrant Shares has been registered under the Securities Act, (ii) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or sold pursuant to Rule 144 under the Securities Act (or a successor thereto) or (iii) the Warrantholder has received an opinion of counsel (which opinion and which counsel shall be reasonably satisfactory to the Company) that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

                                   ARTICLE 6

                  REGISTRATION UNDER THE SECURITIES ACT OF 1933

      6.1 PIGGYBACK REGISTRATION

            6.1.1 RIGHT TO INCLUDE REGISTRABLE SECURITIES. If at any time or from time to time, the Company proposes to register any of its securities under the Securities Act on any form (other than Form S-4 or Form S-8 or a registration pursuant to a "rights" or similar plan designed to protect the Company's stockholders from attempts to take control of the Company) for the registration of securities under such Act, whether or not for its own account (a "PIGGYBACK REGISTRATION"), it shall as expeditiously as possible give written notice to all Holders of its intention to do so and of such Holders' rights under this Section 6.1. Such rights are referred to herein as "PIGGYBACK REGISTRATION RIGHTS." Upon the written request of any such Holder made within 20 days after receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), the Company shall include in the Registration Statement the Registrable Securities which the Company has been so requested to register by the Holders thereof and the Company shall keep such registration statement in effect and maintain compliance with each federal and state law or regulation for the period necessary for such Holder to effect the proposed sale or other disposition for a period of at least one hundred twenty (120) days.

            6.1.2 WITHDRAWAL OF PIGGYBACK REGISTRATION BY COMPANY. If, at any time after giving written notice of its intention to register any securities in a Piggyback Registration but prior to the effective date of the related Registration Statement, the Company shall determine for any reason not to register such securities, the Company shall give notice of such determination to each Holder and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such Piggyback Registration. All reasonable efforts obligations of the Company pursuant to Section 6.3 shall cease if the Company determines to terminate prior to such effective date any registration where Registrable Securities are being registered pursuant to this Section 6.1.

            6.1.3 PIGGYBACK REGISTRATION OF UNDERWRITTEN PUBLIC OFFERING. If a Piggyback Registration involves an offering by or through underwriters, then (i) all Holders requesting to have their Registrable Securities included in the Company's Registration Statement must sell their Registrable Securities to the underwriters selected by the Company on the same terms and conditions as apply to other selling shareholders and (ii) any Holder requesting to have his or its Registrable Securities included in such Registration Statement may elect in writing, not later than three Business Days prior to the effectiveness of the Registration Statement filed in connection with such registration, not to have his or its Registrable Securities so included in connection with such registration.

            6.1.4 PAYMENT OF REGISTRATION EXPENSES FOR PIGGYBACK REGISTRATION. The Company shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to a Piggyback Registration Right contained in this Section 6.1.

            6.1.5 LIMIT ON NUMBER OF PIGGYBACK REGISTRATIONS. No Holder shall be entitled to more than three Piggyback Registrations that become effective under the Securities Act and that in each such case remain effective for a period of at least one hundred twenty (120) days.

      6.2 DEMAND REGISTRATION.

            6.2.1 REQUEST FOR NORMAL REGISTRATION. At any time prior to the Expiration Date, any 20% Holders may, by a written notice to the Company, request that the Company file a registration statement under the Securities Act with respect to the Registrable Securities specified in the notice unless a Piggyback Registration in which the Holders were offered an opportunity to participate pursuant to SECTION 6.2 became effective (and remained effective for at least one hundred twenty (120) days) during the twelve (12) months preceding the date of the request.

            6.2.2 SHORT FORM REGISTRATION: From and after the Short Form Eligibility Date, any 20% Holders may, by a written notice to the Company, request that the Company register any Registrable Securities specified in the notice on a Short Form.

            6.2.3 AGREEMENT OF COMPANY TO REGISTER. As soon as practicable after receipt of a notice under SECTION 6.2.1 or SECTION 6.2.2, the Company shall use its reasonable efforts to file a registration statement with respect to all Registrable Securities that it has been requested to include and obtain the effectiveness thereof and to take all other action necessary under federal or state law or regulation to permit the Registrable Securities to be sold or otherwise disposed of. The Company shall maintain such compliance with each such federal and state law and regulation for the period necessary for such Holders to effect the proposed sale or other disposition. The Company shall also promptly give written notice to the Holders and the holders of any other

      Warrants and/or the holders of any Warrant Shares who have not made a request to the Company pursuant to the provisions of SECTION 6.2.1 or
      SECTION 6.2.2 of its intention to effect any required registration or qualification, and shall use reasonable efforts to effect as expeditiously as possible such registration or qualification of all such other Warrant Shares that are then held and/or that may be acquired upon the exercise of the Warrants, the Holder or holders of which have requested such registration or qualification, within 15 days after such notice has been given by the Company, as provided in the preceding sentence.

            6.2.4 PAYMENT OF REGISTRATION EXPENSES FOR DEMAND REGISTRATION. The Company shall pay all Registration Expenses in connection with a Demand Registration.

            6.2.5 PROCEDURE FOR REQUESTING DEMAND REGISTRATION. Any request for a Demand Registration shall specify the aggregate number of the Registrable Securities proposed to be sold and the intended method of disposition. Within 10 days after receipt of such a request the Company will give written notice of such registration request to all Holders and, the Company will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 Business Days after the date on which such notice is given. Each such request shall also specify the aggregate number of Registrable Securities to be registered and the intended method of disposition thereof.

            6.2.6 LIMIT ON NUMBER OF DEMAND REGISTRATIONS. The Holders shall not be entitled to more than two (2) Demand Registrations pursuant to this
      SECTION 6.2 that become effective under the Securities Act and that in each such case remain effective for a period of at least one hundred twenty (120) days.

      6.3 REGISTRATION PROCEDURES.

            6.3.1 If and whenever the Company is required to use reasonable efforts to take action pursuant to any Federal or state law or regulation to permit the sale or other disposition of any Registrable Securities that are then held or that may be acquired upon exercise of the Warrants in order to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article 6, the Company shall, as expeditiously as practicable:

                  (a) prepare and file with the SEC, as soon as practicable
            within 60 days after the end of the period within which requests for registration may be given to the Company a Registration Statement or Registration Statements relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its reasonable efforts to cause such Registration Statements to become effective; provided that before filing a Registration Statement or Prospectus or any amendment or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of such Holders and underwriters;

                  (b) prepare and file with the SEC such amendments and
            post-effective amendments to a Registration Statement as may be necessary to keep such Registration Statement effective for one hundred twenty (120) days if the offering is not underwritten (provided, however, that the Company may suspend the effectiveness of the registration statement for a period of not more than sixty
            (60) days if in the good faith and reasonable judgment of the Board of Directors of the Company, (i) a suspension becomes necessary in light of pending financing transactions, corporate reorganizations or other major events involving the Company or (ii) continuing the effectiveness of the registration statement would require a disclosure that would materially and adversely affect the business or prospects of the Company (with any period of suspension to be added to the end of the period from which the Company would otherwise be required to keep the registration statement effective under this paragraph (b), and provided further however, that such 120-day period shall be extended by the number of days a Prospectus is not available pursuant to Section 6.3.1(i) because of the occurrence of an event set forth in Section 6.3.1(c)(vi)); cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement or supplement to such Prospectus;

                  (c) notify the selling Holders of Registrable Securities
            promptly (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose; (iv) if at any time the representations and warranties of the Company cease to be true and correct in all material respects;
            (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purposes; and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                  (d) make reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement as soon as practicable;

                  (e) deliver to each selling Holder of Registrable Securities as many copies of the Prospectus or Prospectuses (including each preliminary prospectus) any amendment or supplement thereto as each such Holder may reasonably request; the Company consents to the use of such Prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto;

                  (f) prior to any public offering of Registrable Securities, cooperate with the selling Holders of Registrable Securities and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as may be reasonable and customary under the circumstances, keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to qualify to do business in any jurisdiction where has it not then so qualified or to take any action which would subject the Company to general service of process in any jurisdiction where it is not at the time so subject;

                  (g) cooperate with the selling Holders of Registrable
            Securities to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends;

                  (h) use reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                  (i) upon the occurrence of any event contemplated by Section
            6.3.1(c)(vi) above, prepare a supplement or post-effective amendment to the applicable Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                  (j) with respect to each issue or class of Registrable
            Securities, use reasonable efforts to cause all Registrable Securities covered by the Registration Statements to be listed on each securities exchange or automated quotation system, if any, on which similar securities issued by the Company are then listed if requested by the Holders of a majority of such issue or class of Registrable Securities;

                  (k) enter into such agreements and take all such other action reasonably required in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities; and

                  (l) otherwise use reasonable efforts to comply with all
            applicable Federal and state regulations; and take such other action as may be reasonably necessary to or advisable to enable each such Holder to consummate the sale or disposition in such jurisdiction or jurisdictions in which any such Registrable Securities are to be sold.

            6.3.2 Except as otherwise provided in this Agreement, the Company shall have sole control in connection with the preparation, filing, withdrawal, amendment or supplementing of each Registration Statement, the selection of underwriters and the distribution of any preliminary prospectus included in the Registration Statement, and may include within the coverage thereof additional shares of Common Stock or other securities for its own account or for the account of one or more of its other security holders.

            6.3.3 The Company may require each Seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such securities and such other information as may otherwise be required by the Securities Act to be included in such Registration Statement.

      6.4 INDEMNIFICATION.

            6.4.1 INDEMNIFICATION BY COMPANY. In connection with each Registration Statement relating to disposition of Registrable Securities, the Company shall indemnify and hold harmless each Holder, its officers, directors and agents and each Person, if any, who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against any and all losses, claims, damages and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Holder (or any Person controlling such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act)) on account of any losses, claims, damages or liabilities arising from the sale of the Registrable Securities if such untrue statement or omission or alleged untrue statement or omission was made in such Registration Statement, Prospectus or preliminary prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by such Holder specifically for use therein.

            6.4.2 INDEMNIFICATION BY HOLDER. In connection with each Registration Statement, each Holder shall indemnify, to the same extent as the indemnification provided by the Company in Section 6.4.1, the Company, its directors and each officer who signs the Registration Statement and each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) but only insofar as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in the Registration Statement, the Prospectus or preliminary prospectus or any amendment thereof or supplement thereto, in reliance upon and in conformity with information furnished in writing by such Holder to the Company specifically for use therein. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

            6.4.3 CONDUCT OF INDEMNIFICATION PROCEDURE. Any party that proposes to assert the right to be indemnified hereunder will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in
      Section 6.4.1 or 6.4.2 shall be available to any party who shall fail to give notice as provided in this Section 6.4.3 if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice, but the omission so to notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnified party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

            6.4.4 CONTRIBUTION. In connection with each Registration Statement relating to the disposition of Registrable Securities, if the indemnification provided for in Section 6.4.1 hereof is unavailable to an indemnified party thereunder in respect to any losses, claims, damages or liabilities referred to therein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Sections 6.4.1 or 6.4.2 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, or actions in respect thereof, as well as any other relevant equitable considerations. Relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Notwithstanding anything to the contrary in this Section 6.4.4, no selling Holder of Registrable Securities shall be required to contribute any amount in excess of the net proceeds it received in connection with its sale of Registrable Securities.

            6.4.5 SPECIFIC PERFORMANCE. The Company and the Holder acknowledge that remedies at law for the enforcement of this Section 6.4 may be inadequate and intend that this Section 6.4 shall be specifically enforceable.

            6.4.6 SURVIVAL OF OBLIGATIONS. The obligations of the Company and the Holder under this Section 6.4 shall survive the completion of any offering of Registrable Securities pursuant to a Registration Statement under this Article 6, and otherwise.

      6.5 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.

            6.5.1 With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

                  (a) make and keep public information available, as those terms are understood and defined by SEC Rule 144, at all times after 90 days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                  (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                  (c) furnish to any Holder, so long as the Holder owns any
            Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

                                   ARTICLE 7

                                  OTHER MATTERS

      7.1 BINDING EFFECTS; BENEFITS. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Except to the extent expressly provided in SECTION 6.4.1 and SECTION 6.4.2 nothing in this Warrant, expressed or implied, is intended to or shall confer on any Person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

      7.2 NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Warrant enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Holders in this Warrant or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to holders of the Company's securities under any other agreements.

      7.3 ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company will not take any action outside the ordinary course of business, or permit any change within its control to occur outside the ordinary course of business, with respect to the Registrable Securities which is without a bona fide business purpose, and which is intended to interfere with the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

      7.4 INTEGRATION/ENTIRE AGREEMENT. This Warrant is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Warrants. This Warrant supersedes all prior agreements and understandings between the parties with respect to such subject matter (other than warrants previously issued by the Company to the Warrantholder).

      7.5 AMENDMENTS AND WAIVERS. The provisions of this Warrant, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of holders of at least a majority of the outstanding Registrable Securities. Holders shall be bound by any consent authorized by this Section whether or not certificates representing such Registrable Securities have been marked to indicate such consent.

      7.6 COUNTERPARTS. This Warrant may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      7.7 GOVERNING LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

      7.8 SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      7.9 ATTORNEYS' FEES. In any action or proceeding brought to enforce any provisions of this Warrant, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees and disbursements in addition to its costs and expenses and any other available remedy.

      7.10 COMPUTATIONS OF CONSENT. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (other than the Warrantholder or subsequent Holders if they are deemed to be such affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

      7.11 CONSTRUCTION AND OTHER REFERENCES. In this Agreement: All references to Articles and Sections refer to corresponding Articles and Sections of this Agreement unless expressly provided otherwise. Titles, captions and headings appearing at the beginning of any Articles, Sections or other subdivisions are for convenience only, shall not constitute part of such Articles, Sections or subdivisions and shall be disregarded in construing the language contained therein The words "this Agreement," "herein," "hereof," "hereby," "hereunder," "hereto," and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. Derivatives and other forms of the terms defined in this Agreement shall have meanings consistent with the definitions herein provided. The term "including" (or "included" or "includes") shall be deemed to be followed by the phrase "without limitation". Unless otherwise expressly provided herein, any reference herein to a day shall refer to a calendar day. A Person required hereunder or by law to use "reasonable efforts" shall be entitled to take into account such factors that it determines to be relevant, including commerciality, feasibility, and economics. Monetary references are to currency of the United States of America. References to any Person include that Person's heirs, personal representatives, successors, trustees, receivers and permitted assigns.

      7.12 NOTICE. Any notices or certificates by the Company to the Holder and by the Holder to the Company shall be deemed delivered if in writing and delivered in person or by registered mail (return receipt requested) to the Holder addressed to it at Bank One, N.A., Attn: Hal E. Fudge, 1717 Main Street, 4th Floor, Dallas, Texas, 75201 or, if the Holder has designated, by notice in writing to the Company, any other address, to such other address, and if to the Company, addressed to it at: Attention: Treasurer, Three Riverway, Suite 200, Houston, Texas 77056, or if the Company has designated, by notice in writing to the Holder, any other address, to such other address. The Company may change its address by written notice to the Holder and the Holder may change its address by written notice to the Company.

      IN WITNESS WHEREOF, this Warrant has been duly executed by the Company under its corporate seal as of January 19, 2001.

                                    TRANSPORTATION COMPONENTS, INC.
                                    a Delaware corporation

                                    By: /s/ DAVID N. PHELPS
                                    Title:  Senior Vice President

                                  EXERCISE FORM

               (TO BE EXECUTED UPON EXERCISE OF WARRANT FOR CASH)

      Transportation Components, Inc.
      Attention: Treasurer
      Three Riverway, Suite 200
      Houston, Texas  77056

            The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant, to purchase Warrant Shares and herewith tenders payment for ______________ of the Warrant Shares to the order of Transportation Components, Inc. in the amount of $______ in accordance with the terms of this Warrant.

      Please issue a certificate or certificates for such Warrant Shares in the name of, and pay any cash for any fractional share to:


                              Name  _______________________________

                                    _______________________________

                                    _______________________________

                                    _______________________________


              (Please print Name, Address and Social Security No.)

                              Signature ___________________________

      Note: The above signature should correspond exactly with the name on the first page of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

      If said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder.

                                   ASSIGNMENT

                (TO BE EXECUTED ONLY UPON ASSIGNMENT OF WARRANT)



      For value received, __________________________ hereby sells, assigns and transfers unto ______________________ the within Warrant, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ attorney, to transfer said Warrant on the books of the within-named Company with respect to the number of Warrant Shares set forth below, with full power of substitution in the premises:

NAME(S) OF                                                      NO. OF
ASSIGNEE(S)                   ADDRESS                       WARRANT SHARES
-----------                   -------                       --------------








And if said number of Warrant Shares shall not be all the Warrant Shares represented by the Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the Warrant Shares registered by said Warrant.

Dated: ____________, 20__     Signature _____________________________________

Note: The above signature should correspond exactly with the name on the face of this Warrant